As filed with the Securities and Exchange Commission on December 18, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dimeco, Inc.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2250152
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

820 Church Street

Honesdale, PA 18431

(570) 253-1970

(Address of Principal Executive Offices including zip code, and telephone number, including area code)

Gary C. Beilman

Chief Executive Officer

820 Church Street

Honesdale, PA 18431

(570) 253-1970

(Name and address of agent for services, including zip code, and telephone number, including area code)

Copies to:

Felicia C. Battista, Esq.

Cheri C. Bennett, Esq.

Patton Boggs LLP

2550 M Street, N.W.

Washington, DC 20037

(202) 457-6000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Estimated Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.50 par Value per Share	600,000	(3)	$27,000,000	$2,184

1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as the result of a stock split, stock dividend or similar adjustment pursuant to Rule 416(a) of the Securities Act.
2)	Represents the total number of shares that have been issued under the Plan and are reserved or available for issuance pursuant to the Plan.
3)	The fee is calculated using 457(c) of the Securities Act and is based on the last reported price of the common stock quoted on the OTC Bulletin Board on December 15, 2003.

PROSPECTUS TABLE OF CONTENTS

No person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date as of which information is set forth herein. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

DIMECO, INC.

DIVIDEND REINVESTMENT PLAN

Up to 600,000 Shares of Common Stock

The Dimeco, Inc. Dividend Reinvestment Plan, described herein, offers the holders of Common Stock of Dimeco, Inc. a simple and convenient method of increasing holdings in the Company by directly reinvesting dividends. Stockholders who participate in the Plan will have the cash dividends paid on their shares of Common Stock automatically reinvested in shares of Common Stock. A participant may elect to reinvest dividends on either all or a portion of his or her shares of Common Stock.

This Prospectus relates to 600,000 shares of our Common Stock registered for sale under the Plan, together with any additional shares resulting from any stock splits, dividends, recapitalizations or similar transactions. Of the 600,000 shares, 224,722 shares have been issued pursuant to the Plan. Shares of Common Stock acquired for the Plan will be purchased in the open market or purchased from us directly. The purchase price of shares purchased in the open market will be the average price per share paid for all of the shares purchased for the Plan with the proceeds from a dividend. The purchase price of shares purchased from us will be the fair market value per share, as further described herein, on the date of the purchase. Stockholders who do not elect to participate in the Plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants will have their dividends, as declared and paid, automatically reinvested as further described herein.

The Common Stock is currently quoted on the OTC Bulletin Board under the symbol “DIMC”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 18, 2003.

DIMECO, INC.

Dimeco, Inc. (the “Company”), a Pennsylvania corporation, is a bank holding company headquartered in Honesdale, Pennsylvania. The Company’s principal business is to serve as a holding company for its wholly-owned subsidiary, The Dime Bank (the “Bank”). The Bank is a Pennsylvania-chartered commercial bank, originally incorporated in 1905. The Bank provides a comprehensive range of lending, depository and financial services to individuals and small to medium-sized businesses. The Bank’s deposit services range from traditional time, demand, and savings deposit accounts to sophisticated cash management products, including electronic banking and commercial sweep accounts. The Bank’s lending services include secured and unsecured commercial, real estate and consumer loans. The Bank also operates a trust and investments department. The Bank conducts business from four existing branch offices, located in Honesdale, Hawley, Damascus and Greentown, Pennsylvania, a fifth branch which has been approved in Dingmans Ferry, Pennsylvania, as well as maintaining two off-site ATM machines, one in Honesdale and one in Hawley, Pennsylvania. The Bank’s web site is www.thedimebank.com.

THE DIVIDEND REINVESTMENT PLAN

The Board of Directors of Dimeco, Inc. has adopted the Dimeco, Inc. Dividend Reinvestment Plan (the “Plan”). In accordance with the Plan, shares of the Company’s common stock (the “Common Stock”) are available for purchase by the stockholders of the Company by means of reinvestment of cash dividends paid on the Common Stock. Purchases of Common Stock under the Plan will be made in the open market or directly from the Company. The Plan will remain in effect until amended, altered or terminated by the Company. Stockholders who do not participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. The Plan is set forth below as a series of questions and answers.

PURPOSE AND ADVANTAGE

1. What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple, convenient and economical procedure for purchasing additional shares of Common Stock with the cash dividends paid on Common Stock currently owned by a participant. The Plan allows participants to have all, or a portion, of the cash dividends paid on their Common Stock holdings automatically reinvested in Common Stock.

2. What are the advantages of the Plan?

Participants may increase their holdings of Common Stock with the reinvestment of cash dividends received on previously owned Common Stock without incurring any service charges and without the payment of brokerage commissions in connection with stock purchases made under the Plan. Regular statements of account provide each participant with a record of each transaction. Participation in the Plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular dividend record date by giving written notice to the Plan Administrator (see Question 5). Authorization Forms and withdrawal requests must be received not later than five business days prior to the next dividend record date to be effective for that applicable dividend payment date.

PLAN ADMINISTRATION

3. Who administers the Plan for participants?

Registrar and Transfer Company, the Company’s stock transfer agent, (hereinafter referred to as “Plan Administrator”) administers the Plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. The Company may replace the Plan Administrator at any time within its sole discretion.

PARTICIPATION

4. Who is eligible to participate?

All holders of record of Common Stock are eligible to participate in the Plan. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or nominee) may become stockholders of record by requesting their broker or nominee to transfer such shares into their own names. The right to participate in the Plan is not transferable to another person apart from a transfer of a participant’s shares of Common Stock. Stockholders who reside in jurisdictions in which it is unlawful for a stockholder to participate in the Plan are not eligible to participate in the Plan. Any stockholder who acquires a beneficial ownership of ten percent (10%) or more of the issued and outstanding shares of Common Stock will be deemed to be automatically withdrawn from the Plan. A participant must notify the Plan Administrator whenever he or she becomes the beneficial owner of ten percent (10%) or more of the Company’s Common Stock. “Beneficial ownership” for purposes of the Plan shall be determined in accordance with the definitions of “beneficial ownership” set forth at 17 CFR 240.13d-3.

5. How does an eligible stockholder participate?

To participate in the Plan, a stockholder of record (or a broker or nominee) must simply complete an Authorization Form and return it to the Plan Administrator. An Authorization Form is enclosed herewith. Additional copies of the Authorization Form will be provided from time to time to the holders of the Common Stock, and may be obtained at any time by written request to Registrar and Transfer Company, 10 Commercial Drive, Cranford, NJ 07016, Attn: Dividend Reinvestment Department. The telephone number is 800-368-5948 and the website is http://www.rtco.com.

6. When may an eligible stockholder join the Plan?

A stockholder of record of Common Stock may enroll in the Plan at any time. If the Authorization Form is received by the Plan Administrator at least five business days before the record date for a dividend payment and the participant elects to reinvest the dividends in shares of Common Stock, such reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in the Company’s dividend policy, nor is it a guarantee of the payment of any future dividends.

7. What does the Authorization Form provide?

The Authorization Form directs the Company to pay to the Plan Administrator for the account of the participating stockholder of record all, or a portion of, the cash dividends paid on the Common Stock registered in the name of the participant as reflected in the records of the Company’s stock transfer agent, as well as dividends paid on the Common Stock credited to the participant’s account under the Plan. It also appoints the Plan Administrator (or such other plan administrator as the Company may from time to time designate) as agent for the participant and directs such agent to apply all, or a portion, of such cash dividends towards the purchase of additional shares of Common Stock in accordance with the terms and conditions of the Plan.

8. Is there a minimum level of dividend reinvestment under the Plan?

No, provided that the participant is the record owner of Common Stock as of the dividend record date.

9. May a stockholder/participant have dividends reinvested under the Plan with respect to less than all the Common Stock registered in that stockholder/participant’s name?

Yes, reinvestment of dividends may be made on all, or a portion, of the shares of Common Stock registered in the stockholder/participant’s name.

10. May a participant elect to make additional stock purchases under the Plan?

No. Purchases of Common Stock may only be made through the reinvestment of dividends received on Common Stock. No optional cash contributions may be made under the Plan.

STOCK PURCHASES UNDER THE PLAN

11. When will the Plan purchase Common Stock?

Stock purchases under the Plan either directly from the Company or in open-market purchases will be made during each calendar quarter on each “Investment Date,” which will be the dividend payment date or as soon as practicable thereafter. Purchases of Common Stock will be made at the direction of the Plan Administrator or its selected broker/dealer. Such purchases will be made in accordance with applicable federal securities laws and regulations. No interest earnings will be paid by the Plan Administrator on dividend payments pending their investment in Common Stock.

In the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of Common Stock, the Plan Administrator is not accountable for its inability to purchase Common Stock at such time. If shares of Common Stock are not available for purchase for a period longer than 30 days from the applicable dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant’s account.

12. How many shares of Common Stock will be purchased for participants?

The number of shares of Common Stock that will be purchased for each participant on any dividend payment date will depend on the amount of the participant’s cash dividend for reinvestment, and the purchase price of the shares of Common Stock. Each participant’s account will be credited with that number of shares (including fractional shares) equal to the total amount to be invested, divided by the applicable purchase price.

13. What will be the price of shares of Common Stock purchased under the Plan?

In making purchases of Common Stock for a participant’s account associated with each Investment Date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan. The price of shares of Common Stock purchased for participants under the Plan with reinvested dividends on their Common Stock for each Investment Date will be equal to the average price of all shares of the Common Stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan. The Plan Administrator shall have no responsibility with respect to the market value of the Common Stock acquired under the Plan for participant’s accounts. In the event that the Company shall offer to sell shares to the Plan, the purchase price of such shares of Common Stock shall be equal to the average of the last reported bid and ask price for such Common Stock as of the market closing on the date of such transaction. The Company will bear all costs of administering the Plan, except as described under Question 15 below.

14. How are dividends on Common Stock purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing Common Stock and to have the dividends on the Common Stock reinvested. Accordingly, dividends paid on Common Stock held in the Plan will be automatically reinvested in additional shares of Common Stock unless and until the participant elects in writing to terminate participation in the Plan.

COSTS TO PARTICIPANTS

15. Are there any expenses to participants in connection with purchases under the Plan?

No. Participants will make purchases of Common Stock under the Plan without the payment of brokerage commissions and the Company will pay all fees in connection with purchases of Common Stock under the Plan, except for costs associated with the actual purchase price of the Common Stock purchased on the Investment Date. There are no service charges to participants in connection with purchases of Common Stock under the Plan. All costs of administration of the Plan are paid by the Company. However, if a participant requests the Plan Administrator to sell his shares in the event of withdrawal of assets from the Plan (rather than you receiving stock certificates upon such withdrawal), the participant will pay a $10 transaction fee associated with the sale of such Common Stock, and any required transfer tax. In addition, there is a $10 administrative fee to terminate participation in the Plan.

REPORTS TO PARTICIPANTS

16. How will participants be advised of their Plan stock transactions?

As soon as practicable after each stock transaction, each participant will receive a statement of account from the Plan Administrator. These statements are the participant’s continuing record of the purchase or sale price of the Common Stock acquired and the number of shares acquired or sold, and should be retained by each participant for tax purposes. Participants will also receive, from time to time, communications sent to all record holders of the Common Stock.

DIVIDENDS

17. Will participants be credited with dividends on Common Stock held in their account under the Plan?

Yes. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of Common Stock. The participant’s account will be credited with dividends paid on full shares and fractional shares of Common Stock credited to the participant’s account.

STOCK CERTIFICATES

18. Will stock certificates be issued for shares of Common Stock purchased?

The Plan Administrator will hold all stock certificates representing the Common Stock purchased under the Plan in the name of its nominee. Certificates for Common Stock purchased under the Plan will not be issued to participants. The number of shares of Common Stock credited to an account under the Plan will be shown on the participant’s statement of account.

The Participant may receive stock certificates for full shares of Common Stock accumulated in his account under the Plan by sending a written request to the Plan Administrator. Any undistributed shares of Common Stock will continue to be reflected in the participant’s account. No stock certificates representing fractional shares will be issued.

A participant’s rights under the Plan and Common Stock credited to the account of the participant under the Plan may not be pledged. A participant who wishes to pledge such Common Stock must request that stock certificates for such Common Stock be issued in his name.

WITHDRAWAL FROM THE PLAN

19. How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator and including payment of the $10 termination fee. Notice received less than five business days prior to a dividend record date will be effective following the payment date of such dividend. (See Question 5 for the full name and address of the Plan Administrator). No sale of shares, withdrawals or terminations from the Plan will take place between the record date and the payment date of a dividend on the Common Stock. All sale, termination and withdrawal requests received during this period will be processed as soon as possible following the allocation of the dividend. When a participant withdraws from the Plan, or upon termination of the Plan by the Company, stock certificates for whole shares of Common Stock credited to the participant’s account under the Plan will be issued and a cash payment will be made in lieu of any fraction of a share of Common Stock (see Question 20).

Upon withdrawal from the Plan, the participant may also request that all of the Common Stock credited to his account be sold by the Plan Administrator. If such sale is requested, the Plan Administrator will place a sale order, as promptly as possible after the processing of the request for withdrawal, for the account of the participant through an agent designated by the Plan Administrator at the prevailing market price at the time of such sale. The participant will receive from the Plan Administrator a check for the proceeds of the sale less any applicable brokerage commission and any transfer tax and the $10 transaction fee.

20. What happens to a fraction of a share of Common Stock when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash payment representing the value of any fraction of a share of Common Stock then credited to the participant’s account will be mailed directly to the participant. The cash payment will be based on the average of the last reported bid and ask price of the Common Stock as of the market closing on the effective date of the withdrawal. In no case will stock certificates representing a fractional share of Common Stock interest be issued.

OTHER INFORMATION

21. What happens if the Company issues a stock dividend, declares a stock split or makes a rights offering?

Any shares of Common Stock representing stock dividends or stock splits distributed by the Company on Common Stock credited to the account of a participant under the Plan will be added to the participant’s account. Common Stock representing stock dividends or split shares distributed on Common Stock registered in the name of the participant will be mailed directly to such participant in the same manner as to stockholders who are not participating in the Plan.

In the event the Company makes a rights offering of any of its securities to holders of Common Stock, participants in the Plan will be notified by the Company in advance of the commencement of the offering. A participant should instruct the Plan Administrator to transfer full shares of Common Stock held by the Plan into the name of such participant prior to the record date for such offering the participant wishes to exercise such rights. If no such instructions are received by the Plan Administrator prior to such record date, then such rights shall terminate with respect to both the participant and the Plan Administrator.

22. How will a participant’s shares of Common Stock held under the Plan be voted?

Common Stock credited to the account of a participant under the Plan will be automatically added to the Common Stock covered by the proxy sent to the stockholder with respect to his other Common Stock and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the Common Stock held by the Plan to the participating stockholder. Where no instructions are received from a participant with respect to a participant’s Common Stock held under the Plan, or otherwise, such Common Stock shall not be voted unless the participant votes such Common Stock in person.

23. What are the income tax consequences of participation in the Plan?

In general, a participant in the Plan has the same federal and state income tax obligations with respect to dividends credited to his account under the Plan as other holders of Common Stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the Common Stock credited to his account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his account. In addition, any brokerage commissions and service charges paid by the Company on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service (“IRS”). Such amounts, if any, will be included on any annual information return filed with the IRS, a copy of which will be sent to the participant.

The tax basis of each share of Common Stock credited to a participant’s account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the Common Stock on the Investment Date (plus any brokerage commissions and service charges paid by the Company on behalf of the participant). The holding period for such Common Stock begins on the day following the Investment Date. In order to determine the tax basis for shares in your Plan account, you should retain all transaction statements. You will be charged a fee if you require a duplicate statement.

The receipt by a participant of stock certificates representing whole shares of Common Stock previously credited to his account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when shares of Common Stock are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells Common Stock after the participant’s withdrawal from the Plan.

All participants are advised to consult with their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and their subsequent sale of Common Stock purchased pursuant to the Plan.

24. What are the responsibilities of the Company under the Plan?

The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or judicially declared incompetency or with respect to the prices at which shares of Common Stock are purchased for the participant’s account, and the times when such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of Common Stock made under the Plan on behalf of the participant.

The Company shall interpret the Plan; all such interpretations and determinations made by the Company shall be conclusive. The terms and conditions of the Plan, the Authorization Form, the Plan’s operation, and a participant’s account will be governed by the laws of the Commonwealth of Pennsylvania and the Rules and Regulations of the Securities and Exchange Commission. The terms of the Plan and the Authorization Form cannot be changed by oral agreement.

25. Who bears the risk of market price fluctuations in the Common Stock?

The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all the Common Stock held in the Plan, or otherwise. A participant’s investment in Common Stock acquired under the Plan is no different from direct investment in the Common Stock. Neither the Company nor the Plan Administrator makes any representations with respect to the future value of the Common Stock purchased under the Plan. The participant should recognize that the Company, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the Common Stock. THE COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DOES NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS ISSUED BY A SAVINGS INSTITUTION OR BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

26. May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified, or terminated at any time by the Board of Directors of the Company without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

The Company or the Plan Administrator may terminate a stockholder/participant’s individual participation in the Plan at any time by written notice to the stockholder/participant. In such event, the Plan Administrator will request instructions from the stockholder/participant for disposition of the Common Stock in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a stock certificate for the number of full shares of Common Stock held for the participant under the Plan and a check for the value of any fractional share of Common Stock in such participant’s account.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information concerning us can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the SEC’s Regional Offices at 601 Walnut Street, Suite 1120 East, Philadelphia, Pennsylvania 19106 and 75 Park Place, Room 1400, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information may be obtained, upon written or oral request to us. Please direct all requests for such documents to Dimeco, Inc., Attn: Maureen H. Beilman, Chief Financial Officer, P.O. Box 509, Honesdale, PA 18431.

We have filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the Common Stock being offered pursuant to this prospectus (the “Prospectus”). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto and documents incorporated by reference. Statements contained in this Prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously or concurrently filed by us with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

1.	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;

2.	Quarterly Reports on Form 10-QSB for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003; and

3.	The description of our Common Stock contained in the Company’s Registration Statement on Form S-4EF (File No. 33-58936), filed with the Commission on February 26, 1993, and all amendments or reports filed for the purpose of updating such description.

All documents filed by us after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, and prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the Plan on purchases made on the open market. Net proceeds to us from the sale of treasury or authorized but unissued shares of Common Stock to the Plan will be used for general corporate purposes, including investments in or advances to our subsidiaries.

DETERMINATION OF PRICE

The purchase price of shares of Common Stock purchased in the open market will be the average price per share paid for all of the shares purchased by the Administrator for the Plan for the payment of a single dividend. As provided in the Plan, the purchase price of shares purchased under the Plan from us will be the fair market value per share on the date of the purchase as determined by the average of the last reported bid and ask price of the Common Stock, as quoted on the OTC Bulletin Board, or other exchange or quotation service which our Common Stock may be listed or quoted on at that time, as of the market closing on the date of the transaction.

LEGAL OPINION

Certain legal matters in connection with the issuance of the Common Stock offered through this Prospectus have been reviewed for us by Patton Boggs LLP, 2550 M Street, NW, Washington, DC 20037.

EXPERTS

Our consolidated financial statements as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the three years in the period ended December 31, 2002, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of S.R. Snodgrass, A.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the sale and distribution of the Common Stock being registered. All amounts shown are estimates, except the SEC’s registration fee.

Securities and Exchange Commission’s registration fee	$2,184

Printing and mailing expenses	1,000

Fees and expenses of legal counsel	7,500

Accounting and related expenses	750

Miscellaneous	500

Total fees and expenses	$11,934

Item 15. Indemnification of Directors and Officers.

Sections 1741 through 1747 of the Pennsylvania Business Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such. The Amended Bylaws of Dimeco, Inc. (the “Bylaws”) attached as Exhibit 3.2, requires indemnification of directors, officers and employees to the fullest extent permitted by Pennsylvania law. Dimeco, Inc. (the “Company”) may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws.

Article 17 of the Company’s Bylaws provides a broad range of indemnification for its officers and directors. In essence, officers and directors will be indemnified for any act committed while in the course of their association with the Company provided that the act was in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company. Officers and directors will be presumed to be entitled to indemnification, absent branches of fiduciary duty, lack of good faith or self-dealing and shall be entitled to indemnification unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

Item 16. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-3:

3.1	Certificate of Incorporation of Dimeco, Inc.[1]
3.2	Amended Bylaws of Dimeco, Inc.[2]
4	Dimeco, Inc. Dividend Reinvestment Plan. (Set forth in full in the Prospectus.)
5	Opinion of Patton Boggs LLP, Washington, DC, as to the legality of the Common Stock registered hereby.
23.1	Consent of Patton Boggs LLP (included in Exhibit 5)
23.2	Consent of S.R. Snodgrass, A.C.

1)    Incorporated herein by reference to Exhibits 3(A) to the Registration Statement of Dimeco, Inc. on Form S-4EF (Registration

  No. 33-58936), which was filed with the Securities and Exchange Commission on February 26, 1993.

2)    Incorporated herein by reference to Exhibit 3(ii) to the Annual Report on Form 10-KSB for the fiscal year ended

December 31, 2001, which was filed with the Securities and Exchange Commission on March 26, 2002.

Item 17. Undertakings

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Honesdale, State of Pennsylvania, on December 18, 2003.

Dimeco, Inc.

By:	/s/ Gary S. Beilman

Gary C. Beilman Chief Executive Officer (duly authorized representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William E. Schwarz William E. Schwarz Chairman of the Board of Directors	Joseph J. Murray President and Director
/s/ Gary C. Beilman Gary C. Beilman Chief Executive Officer (Principal Executive Officer)	/s/ Robert E. Genirs Robert E. Genirs Director
/s/ Barbara Jean Genzlinger Barbara Jean Genzlinger Director	/s/ John S. Kiesendahl John S. Kiesendahl Director
/s/ Thomas A. Peifer Thomas A. Peifer Director	/s/ Henry M. Skier Henry M. Skier Director
/s/ John F. Spall John F. Spall Secretary and Director	/s/ Maureen H. Beilman Maureen H. Beilman Chief Financial Officer and Treasurer (Principal Accounting Officer)